Ames True Temper Reports Second Quarter Results
– Revenue increases approximately 30% vs. prior year

CAMP HILL, Pennsylvania, May 14, 2007 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal second quarter ended March 31, 2007.

Second Quarter Results (13-week Period Ended March 31, 2007)

Net sales for the thirteen-week second quarter ended March 31, 2007 were $174.0 million, a 29.8 percent increase over $134.1 million for the thirteen-week second quarter ended April 1, 2006. Net loss for the second quarter of fiscal 2007 was $0.9 million, compared to net income of $1.2 million for the second quarter of fiscal 2006. Adjusted EBITDA (which is reconciled to net income on the attached table) for the second quarter of fiscal 2007 was $18.8 million compared to adjusted EBITDA for the second quarter of fiscal 2006 of $18.8 million.

‘‘Second quarter revenue was higher than prior year as a result of the fully integrated UnionTools and Hound Dog acquisitions and strong early season orders from several major customers. We are pleased with our revenue performance versus the prior year,’’ said Rich Dell, President and CEO.

‘‘During the quarter ended March 31, 2007, we reduced our inventory by $21.3 million as part of a planned inventory reduction. Net Income and adjusted EBITDA were both negatively impacted by the planned inventory reduction as we incurred overhead volume manufacturing variances related to lower production volumes versus the prior year,’’ commented Dave Nuti, CFO.

Year-to-Date Results (26-week period ended March 31, 2007)

Net sales for the twenty-six week period ended March 31, 2007 were $259.0 million, a 16.3 percent increase over $222.6 million for the twenty-six week period ended April 1, 2006. Net loss for the twenty-six weeks ended March 31, 2007 was $10.1 million, compared to $2.0 million during the twenty-six weeks ended April 1, 2006. Adjusted EBITDA (which is reconciled to net income on the attached table) for the first half of fiscal 2007 was $26.2 million compared to adjusted EBITDA for the first half of fiscal 2006 of $26.6 million.

‘‘Our strong revenue performance in our second quarter of fiscal 2007 allowed us to make up some of the shortfall created by the mild winter and lack of snowfall in our first quarter of fiscal 2007,’’ Dell commented.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are ‘‘forward-looking statements’’ for purposes of federal and state securities laws. Forward-looking statements may include the words ‘‘may,’’ ‘‘will,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘intends’’ and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

*	The Company’s liquidity and capital resources;

*	Sales levels to existing and new customers;

*	Increased concentration of its customers;

*	Seasonality and adverse weather conditions;

*	Competitive pressures and trends;

*	Changing consumer preferences;

*	New product and customer initiatives;

*	Risks relating to foreign sourcing, foreign operations and availability of raw materials;

*	The Company’s ability to successfully consummate and integrate acquisitions; and

*	General economic conditions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$1,114	$5,638
Restricted cash	2,081	2,081
Trade receivables, net	107,852	66,418
Inventories	148,994	141,239
Deferred income taxes	9,942	8,521
Prepaid expenses and other current assets	5,897	6,673
Total current assets	275,880	230,570
Property, plant and equipment, net	70,510	72,680
Intangibles, net	77,492	78,450
Goodwill	57,630	58,359
Other noncurrent assets	13,641	15,720
Total assets	$495,153	$455,779
Liabilities and stockholders’ deficit
Current liabilities:
Trade accounts payable	$52,545	$39,773
Accrued interest payable	6,803	7,325
Accrued expenses and other current liabilities	29,648	29,944
Revolving loan	102,899	66,608
Current portion of long-term debt	647	715
Total current liabilities	192,542	144,365
Deferred income taxes	29,518	26,325
Long-term debt	300,835	301,077
Accrued retirement benefits	7,412	7,812
Other liabilities	7,614	6,927
Total liabilities	537,921	486,506
Stockholders’ deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(147,715)	(137,597)
Accumulated other comprehensive income	7,986	9,909
Total stockholders’ deficit	(42,768)	(30,727)
Total liabilities and stockholders’ deficit	$495,153	$455,779

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen weeks ended March 31, 2007		Thirteen weeks ended April 1, 2006
Net sales	$174,035	100.0%	$134,090	100.0%
Cost of goods sold	131,447	75.5%	98,904	73.8%
Gross profit	42,588	24.5%	35,186	26.2%
Selling, general, and administrative expenses	29,242	16.8%	25,679	19.2%
Loss (gain) on disposal of fixed assets	94	0.1%	(612)	−0.5%
Amortization of intangible assets	372	0.2%	449	0.3%
Operating income	12,880	7.4%	9,670	7.2%
Interest expense	9,510	5.5%	7,902	5.9%
Other expense	108	0.1%	57	0.0%
Income before income taxes	3,262	1.9%	1,711	1.3%
Income tax expense	4,204	2.4%	549	0.4%
Net (loss) income	$(942)	−0.5%	$1,162	0.9%

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Twenty-six weeks ended March 31, 2007		Twenty-six weeks ended April 1, 2006
Net sales	$258,977	100.0%	$222,621	100.0%
Cost of goods sold	194,062	74.9%	166,193	74.7%
Gross profit	64,915	25.1%	56,428	25.3%
Selling, general, and administrative expenses	49,944	19.3%	43,558	19.6%
Loss (gain) on disposal of fixed assets	629	0.2%	(499)	−0.2%
Amortization of intangible assets	745	0.3%	897	0.4%
Operating income	13,597	5.3%	12,472	5.6%
Interest expense	18,132	7.0%	15,281	6.9%
Other expense	237	0.1%	131	0.1%
Loss before income taxes	(4,772)	−1.8%	(2,940)	−1.3%
Income tax expense (benefit)	5,346	2.1%	(892)	−0.4%
Net loss	$(10,118)	−3.9%	$(2,048)	−0.9%

ATT Holding Co.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen weeks ended March 31, 2007	Thirteen weeks ended April 1, 2006
Net (loss) income	$(942)	$1,162
Depreciation of property, plant and equipment	4,057	2,725
Amortization of intangible assets	372	449
Interest expense	9,510	7,902
Income tax expense	4,204	549
EBITDA (a)	17,201	12,787
Adjustments to EBITDA
Cost savings initiatives (b)	283	1,102
ERP expenses (c)	—	75
One-time costs for new long handle tool distribution (d)	191	4,602
Equity sponsor fees and other expenses (e)	982	817
Impairment charges (f)	52	—
Loss (gain) on disposal of fixed assets (g)	94	(612)
Adjusted EBITDA (a)	$18,803	$18,771

(a)	‘‘EBITDA’’ is calculated as net income (loss) before income tax expense (benefit), interest expense plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.
(c)	Consists of non-capitalizable expenses associated with the implementation of a new ERP system.
(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.
(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.
(f)	Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.
(g)	Consists of gains and losses on disposition of property, plant and equipment.

ATT Holding Co.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Twenty-six weeks ended March 31, 2007	Twenty-six weeks ended April 1, 2006
Net loss	$(10,118)	$(2,048)
Depreciation of property, plant and equipment	7,947	5,377
Amortization of intangible assets	745	897
Interest expense	18,132	15,281
Income tax expense (benefit)	5,346	(892)
EBITDA (a)	22,052	18,615
Adjustments to EBITDA
Cost savings initiatives (b)	1,123	1,990
ERP expenses (c)	26	150
One-time costs for new long handle tool distribution (d)	305	4,602
Equity sponsor fees and other expenses (e)	1,952	1,713
Impairment charges (f)	104	—
Loss (gain) on disposal of fixed assets (g)	629	(499)
Adjusted EBITDA (a)	$26,191	$26,571

(a)	‘‘EBITDA’’ is calculated as net income (loss) before income tax expense (benefit), interest expense plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.
(c)	Consists of non-capitalizable expenses associated with the implementation of a new ERP system.
(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.
(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.
(f)	Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.
(g)	Consists of gains and losses on disposition of property, plant and equipment.